PROSPECTUS SUPPLEMENT                                             Rule 424(B)(3)
(To Prospectus, dated September 21, 1999)              Registration No.333-87075





                             MDI ENTERTAINMENT, INC.
                             -----------------------
                        2,027,000 Shares of Common Stock

     This Prospectus Supplement reflects an update of information contained in MDI's Quarterly Report Form 10-QSB, filed January 14, 2000. MDI reported revenue of $1,467,078 and net income of $11,761 for the three-month period ended November 30, 1999, and revenue of $3,227,215 and net income of $87,861 for the six-month period ended November 30, 1999. The quarterly report contains additional information which is not included in this Prospectus Supplement.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           The Date of this Prospectus Supplement is January 14, 2000